234 Ninth Avenue North	T 206-624-3357
Seattle, WA	F 206-624-6857
98109	www.jonessoda.com

NEWS RELEASE

JONES SODA CO. ANNOUNCES RECORD 2006 SECOND QUARTER FINANCIAL RESULTS

—Second Quarter Revenues Increased 11.6% to $10.0 million—
—Company Reports 2Q06 Diluted EPS of $0.10, Including Non-cash tax recovery—
—Company Reports 2Q06 Diluted EPS of $0.04, Excluding Non-cash tax recovery—

August 3, 2006	Trading Symbol:	NASDAQ: TSX-VE:	JSDA JSD

Seattle, Washington – Jones Soda Co. (the “Company” or “Jones”), today announced financial results for the second quarter ended June 30, 2006.

Revenue for the second quarter of fiscal 2006 increased 11.6% to $10,025,978 compared to $8,984,808 for the second quarter of fiscal 2005. Net income was $2,313,795 or $0.10 per diluted share, versus a loss of $160,433, or ($0.01) per diluted share, for the same period last year. Second quarter fiscal 2006 results include a one-time non-cash income tax benefit of $1,482,934 or $0.06 per diluted share.

The one-time non-cash income tax benefit of $1,482,934 related to the reversal of a significant portion of our valuation allowance for net deferred tax assets. Prior to the 2006 second quarter, we maintained a valuation allowance for our deferred tax assets (in accordance with SFAS No. 109, “Accounting for Income taxes”) due to the uncertainty regarding the full utilization of our deferred net tax asset. We generated taxable income for 2004 and 2005 allowing us to realize some of these tax benefits and together with our improved profitability and liquidity allowed us to reverse a significant portion of the valuation allowance. Excluding the impact of the non-cash tax benefit, earnings in the second quarter of 2006 would be $0.04 per diluted share.

Second quarter results also include $252,725 of stock-related expense, compared to $860 of such expense for the second quarter of 2005.

Excluding the impact of the stock-related expense of $252,725 and the one-time non-cash income tax benefit of $1,482,934, earnings in the second quarter of 2006 would be $0.05 per diluted share, compared to ($0.01) per diluted share for the second quarter of 2005.

Gross margin for the second quarter of 2006 increased to 38.0% versus 34.1% in the second quarter of the prior year. Operating expenses as a percentage of sales for the second quarter of 2006 improved to 31.1% from 38.6% in the corresponding period in the prior year. Excluding the stock options expense, operating expenses as a percentage of sales for the second quarter improved to 28.6% from 38.6% in the second quarter of last year.

Management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding our income from operations and comparisons to prior years’ results.

Peter van Stolk, President and CEO stated, “We are very pleased with our second quarter results which represent the most profitable quarter in our history. Our performance was highlighted by meaningful improvements in gross margin and key operating expense leverage. At the same time, total revenues increased approximately 12%, driven by significant gains in our DTR business segment and sales of concentrate for a successful trial of Jones Energy, offset by case sale decreases in our DSD business. We are encouraged by our ability to manage costs, especially given the challenging economic environment, which underscores the progress we have made building a stronger, more efficient organization.”

Mr. van Stolk continued, “The second quarter was marked by the execution of key initiatives that we believe substantially enhance our future prospects. We completed a private placement of our common stock and as a result ended the quarter with over $30 million in cash on our balance sheet to help fund our growth plans. We also extended our existing licensing agreement with Target through the end of the year, and we continue to explore additional opportunities through this relationship. ”

Mr. van Stolk concluded, “We believe our strong performance in the first six months of 2006 bodes well for business throughout the remainder of the year. We move forward with a solid financial position, and what I believe are some of the most unique and compelling products in today’s marketplace. Our management team remains focused on delivering long-term earnings growth and maximizing our shareholder value.”

Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Energy, Jones Organics, Jones Naturals and Whoopass brands and sells through our distribution network in select markets across North America. A leader in the premium soda category, Jones is known for our innovative labeling technique that incorporates always-changing photos sent in from our consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning our plans, strategies, expectations, predictions and financial projections concerning our future activities and results of operations and other future events or conditions, and are ”forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect our actual results of operations. These statements are subject to certain risks, including, among others, future demand for its products, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and our ability to successfully execute our business strategy. These and other risks and uncertainties are discussed in more detail in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

(See attached Exhibits)

JONES SODA CO.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited )

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005	2006		2005
Revenue	$10,025,978	$8,984,808	$18,786,358			$15,858,984
Cost of Goods Sold	6,219,655	5,916,407	11,860,365			10,559,592
Gross Profit	$3,806,323	$3,068,401	$6,925,993			$5,299,392
Gross Margin	38.0%	34.1%		36.9%		33.4%
Licensing Revenue	146,481	230,243	284,052			333,791
Operating Expenses(1):
Promotion and Selling	$1,992,670	$2,576,892	$4,107,493			$4,158,165
General & Admin.	1,124,430	888,324	2,222,016			1,632,108

	3,117,100	3,465,216	6,329,509			5,790,273

Earnings (loss) before interest & taxes	835,704	(166,572)	880,536			(157,090)
Interest income, net	100,637	6,139	113,347			13,584

Earnings (loss) before income taxes	936,341	(160,433)	993,883			(143,506)
Income tax benefit (expense)
Current	(105,480)	-	(160,480)		-
Deferred	1,482,934	-	1,482,934		-

Earnings (loss) for the period	2,313,795	(160,433)	2,316,337			(143,506)

Earnings (loss) per share:
Basic	$0.10	$(0.01)	$0.10	$(0.01)
Diluted	$0.10	$(0.01)	$0.10	$(0.01)
Weighted average number of common stock:
Basic	22,891,891	21,419,157	22,321,479	21,273,578
Diluted	22,991,489	21,419,157	23,324,830	21,273,578
(1) Includes non-cash stock based
compensation:
Promotion and selling	$102,530	-	$218,540	-
General and administrative	$150,195	$860	$420,888	$5,745

JONES SODA CO.
CONSOLIDATED BALANCE SHEET

	June 30, 2006	Dec. 31, 2005
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$30,937,644	$1,176,101
Accounts receivable	4,779,937	3,699,994
Inventory	4,539,548	4,694,213
Deferred income tax asset	624,371	—
Prepaid expenses	459,888	146,614

	$41,341,388	$9,716,922
Deferred income tax asset	858,563	—
Capital assets	736,616	662,942
Intangible assets	217,131	72,753

	$43,153,698	$10,452,617

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	4,736,307	3,851,335
Current portion of capital lease obligations	$104,574	$114,110
Taxes payable	143,472	—
Deferred revenue	27,318	52,318
	$5,011,671	$4,017,763
Deferred revenue	38,563	88,219
Shareholders’ equity	38,103,464	6,346,635

	$43,153,698	$10,452,617

JONES SODA CO.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months	Six months ended
	ended	June 30, 2005
	June 30, 2006	2220052005
	(unaudited)	(unaudited)
Cash flows from (used in) operating activities :
Earnings (loss) for the period	$2,316,337	$(143,506)
Items not involving cash:
Depreciation and amortization	118,983	100,950
Deferred income taxes	(1,482,934)	—
Stock based compensation	639,428	5,745
Change in assets and liabilities:
Accounts receivable	(1,079,943)	(1,205,164)
Inventory	154,665	(855,989)
Prepaid expenses	(313,274)	155,425
Deferred income	(25,000)	(22,727)
Taxes payable	143,472	—
Accounts payable and accrued liabilities	884,973	1,769,584

Net cash from (used in) operating activities	1,356,707	(195,682)
Cash flows used in investing activities:
Purchase of capital assets	(177,009)	(166,094)
Purchase of intangible assets	(160,027)	(15,958)

Net cash used in investing activities	(337,036)	(182,052)
Cash flows from (used in) investing activities:
Net repayment under line of credit	—	(480,285)
Net repayment of capital lease obligations	(59,193)	87,460
Net proceeds from PIPE	28,113,000	—
Proceeds from exercise of options	688,065	487,836

Net cash from financing activities	28,741,872	95,011

Net increase(decrease) in cash and cash equivalents	29,761,543	(282,723)
Cash and cash equivalents, beginning of period	1,176,101	333,533

Cash and cash equivalents, end of period	$30,937,644	$50,810

For further information, contact:
Peter van Stolk, Jones Soda Co. (206) 624-3357 or pvs@jonessoda.com	Chad Jacobs, Integrated Corporate Relations. (203) 682-8200 or cjacobs@icr-online.com

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